Exhibit 10.2

GUARANTY

WHEREAS, SAI PROPERTY MANAGEMENT, LLC, a New Jersey limited liability company with an address at 2 Henderson Drive, West Caldwell, New Jersey (the “Landlord”) is simultaneously herewith entering into a Lease with MICROWAVE CONCEPTS, INC., a Delaware Corporation with an address at 2 Henderson Drive, West Caldwell, New Jersey (hereinafter the “Tenant”) for approximately 22,000 square feet at the property located at 2 Henderson Drive, West Caldwell, New Jersey (the “Lease”); and

WHEREAS, the Landlord requires that Micronetics, Inc., a Delaware corporation with an address at 26 Hampshire Drive, Hudson, NH 03051 (hereinafter the “Guarantor”), the parent company of Tenant, guarantee the full faith and performance of the terms and conditions of the Lease on behalf of Tenant; and

WHEREAS, the Guarantor has consented to guarantee the terms and conditions of the Lease as hereinafter set forth.

NOW, THEREFORE, to induce the Landlord to enter into said Lease, the Guarantor hereby agrees as follows:

1. (a) During the Term of the Lease, and thereafter including any renewals periods, the Guarantor unconditionally guarantees to the Landlord and the successors and assigns of the Landlord, the full and punctual performance and observance by the Tenant of all of the terms, covenants and conditions in said Lease contained on Tenant’s part to be kept, performed or observed.

(b) If, at any time during the Lease Term, Tenant shall default in the performance or observance of any of the terms, covenants or conditions in the Lease, beyond applicable notice and grace periods the Guarantor, upon written notice from Landlord, will keep, perform and observe such terms, covenants or conditions in place and stead of the Tenant.

(c) The liability of the Guarantor hereunder shall be enforceable against the Guarantor without the necessity for any suit or proceedings on the Landlord’s part of any kind or nature whatsoever against the Tenant.

2. Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time, to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

3. The obligations of the Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on the Tenant’s part to be performed or observed; nor by any modification of such Lease, but in the case of any such modification, the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease

4. The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Tenant in any creditors’ receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; or (f) the cessation from any cause whatsoever of the liability of the Tenant.

5. Until all the covenants and conditions in said Lease on the Tenant’s part to be performed and observed are fully performed and observed, the Guarantor: (a) shall have no right of subrogation against the Tenant by reasons of any payments or acts of performance by the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to the Landlord under said Lease.

6. Notwithstanding any payments of Rent and Additional Rent made by the undersigned pursuant to the provisions of this Guaranty, so long a Tenant is in default under the terms of the Lease the undersigned shall not seek to enforce or collect upon any rights which the undersigned now has or may acquire against the Tenant either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty. In the event either a petition is filed under the Bankruptcy Code or under any other applicable Federal or state insolvency law in regard to the Tenant, or an action or proceeding is commenced for the benefit of the creditors of the Tenant, and the Landlord is ordered to repay all or any portion of any payments made to Landlord which were received from or on behalf of the Tenant and which are held voidable on the grounds of preference, fraudulent conveyance or otherwise, the undersigned shall pay to the Landlord an amount equal to such payments held to be voidable, provided, however, that the aggregate of all payments made by the undersigned under this Guaranty shall not exceed the amount of the Annual Basic Rent and Additional Rent arrears then due and payable.

If at any time payment, or portion thereof, made by or for the account of the undersigned on account of the obligations under this Guaranty, is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent conveyance or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable Federal or state insolvency law or similar law, the undersigned hereby agrees that this Guaranty (a) shall continue and remain in full force and effect, and (b) if previously terminated as a result of the undersigned having fulfilled the undersigned’s obligations hereunder in full or as a result of the Landlord having released the undersigned from its obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or portion thereof had not been made, and, if applicable, as if such previous termination had not occurred.

7. This Guaranty shall apply to the said Lease and to any renewal or extension thereof.

8. The Guarantor shall pay Landlord’s reasonable attorneys’ fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guaranty of Lease against the Guarantor.

9. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

10. This Guaranty shall inure to the benefit of the Landlord, and its heirs, legal representatives, successors and assigns; and shall be binding on the Guarantor and its successors and assigns. Landlord may without notice, assign this Guarantee of Lease in whole or in part and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of the undersigned hereunder.

11. This Guaranty, and the rights and obligations of the Guarantor hereto, shall be interpreted and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the Guarantor has hereunto set his hand and seal the 17th day of October, 2008

Micronetics, Inc., Guarantor

By:	/s/ David Robbins
Name:	David Robbins
Title:	Chief Executive Officer